Exhibit 21.1

RailAmerica, Inc. Subsidiaries

3025619 Nova Scotia Limited	Nova Scotia – Not Active
Alabama Gulf Coast Railway LLC	Delaware
American Rail Dispatching Center, Inc.	Delaware
Arizona & California Railroad Company	Delaware
Arizona Eastern Railway Company	Delaware
California Northern Railroad Company	Delaware
California Western Railroad, Inc.	Arizona – Not Active
Cape Breton & Central Nova Scotia Railway	Nova Scotia
Cascade and Columbia River Railroad Company	Delaware
Central Oregon & Pacific Railroad, Inc.	Delaware
The Central Railroad Company of Indiana	Indiana
Central Railroad Company of Indianapolis	Indiana
Central Western Railway Corporation	Alberta
Connecticut Southern Railroad, Inc.	Delaware
Dakota Rail, Inc.	South Dakota – Not Active
Dallas, Garland & Northeastern Railroad, Inc.	Texas
Dallas, Garland & Northeastern Railroad, Inc.	Delaware – Not Active
Delaware Valley Railway Company, Inc.	Delaware – Not Active
E&N Railway Company (1998) Ltd.	British Columbia – Not Active
Eastern Alabama Railway, Inc.	Alabama
Florida Rail Lines, Inc.	Delaware – Non Surviving Not Active
Part of TPW Merger
Freight Victoria Limited	Australia-Sydney
Freight Australia Holdings Pty Ltd	Australia-Not Active
Goderich-Exeter Railway Company Limited	Ontario
Huron and Eastern Railway Company, Inc.	Michigan
Idaho Western Railway Co.	California – Not Active Dissolved in Idaho 9/29/03
Indiana & Ohio Central Railroad, Inc.	Delaware
Indiana & Ohio Railway Company	Delaware
Indiana & Ohio Railway Company	Delaware
Indiana Southern Railroad, Inc.	Delaware
Kiamichi Holdings, Inc.	Delaware – Not Active
Kiamichi Railroad Company L.L.C.	Delaware – Not Active
Kyle Railroad Company	Kansas
Kyle Railways, Inc.	Delaware – Not Active
Lahaina Kaanapali & Pacific	Hawaii (Known as Railroads of Hawaii)
Marksman Corp.	Delaware – Surviving Entity Changing name to Toledo, Peoria & Western Railway Corp., a Delaware Corporation

Mid-Michigan Railroad, Inc.	Michigan
Missouri & Northern Arkansas Railroad Company, Inc.	Arkansas
New England Central Railroad, Inc.	Delaware
New StatesRail Holdings, Inc.	Delaware – Not Active
North Carolina & Virginia Railroad Company, Inc.	Delaware
Ontario L’ Original Railway, Inc.	Ontario – Not Active
Otter Tail Valley Railroad Company, Inc.	Minnesota
Palm Beach Rail Holding, Inc.	Delaware – Not Active
ParkSierra Corp.	Delaware – Not Active
Plainview Terminal Company	Texas
Prairie Holding Corporation	Florida – Not Active
Puget Sound & Pacific Railroad	Delaware
RAChile LLC.	Delaware-Not Active
RailAmerica Luxembourg S.àR.L.	Germany – Not Active
Rail Line Holdings #1, Inc.	Delaware – Not Active
Rail Line Holdings #2, Inc.	Delaware – Not Active
Rail Operating Support Group, Inc.	Delaware
RailAmerica Australia Finance Pty Ltd.	Australia-Melbourne – Not Active
RailAmerica Australia II, Inc.	Delaware – Not Active
RailAmerica Australia, Inc.	Florida – Not Active
RailAmerica Australia, Pty, Ltd.	Australia-Melbourne – Not Active
RailAmerica Canada Corp.	Nova Scotia – Not Active
RailAmerica Carriers, Inc.	Ontario – Not Active
RailAmerica de Chile, S.A.	South America, Chile – Not Active
RailAmerica Equipment Corp.	Delaware — Not Active
RailAmerica Intermodal Services, Inc.	Delaware
RailAmerica Switching Services, Inc.	Delaware-Not Active
RailAmerica Transportation Corp.	Delaware — Not Active
RaiLink Acquisition, Inc.	Delaware — Not Active
RaiLink Canada, Ltd.	Ontario
RailTex Acquisition Corp.	Delaware
RailTex Canada, Inc.	Ontario — Not Active
RailTex Distribution Services, Inc.	Texas — Not Active

RailTex International Holdings, Inc.	Delaware — Not Active
RailTex Logistics, Inc.	Delaware — Not Active
RailTex, Inc.	Texas
RL Funding Corp.	Nova Scotia — Not Active
Saginaw Valley Railway Company, Inc.	Delaware
San Diego & Imperial Valley Railroad Company, Inc.	California
San Joaquin Valley Railroad Co.	California
San Luis & Rio Grande Railroad, Inc.	Delaware
South Carolina Central Railroad Co., Inc.	South Carolina
San Pedro Trails, Inc.	Arizona
Boston Central Freight Railroad, Inc.	Delaware – Not Active
South East Rail, Inc. (f/k/a South Central Tennessee Railroad Corp.)	Delaware – Not Active
StatesRail Equipment Company LLC	Delaware
StatesRail II Railroad Corp	Delaware
StatesRail, Inc.	Delaware
Steel City Carriers, Inc.	Ontario – Not Active
SWKR Operating Co., Inc.	Arizona
Toledo, Peoria & Western Railroad Corporation	New York – Non Surviving- Not Active
Toledo, Peoria & Western Railway Corporation	New Jersey-Non Surviving-Not Active
Both NY and NJ merged into Marksman Corp now known as Toledo, Peoria & Western Railway Corp.
Toledo, Peoria & Western Railway Corp.	Delaware-Surviving -Active
Trois-Rivieres Trailers, Inc. f/k/a Kalyn/Siebert Canada, Inc.	Quebec – Not Active
Ventura County Railroad Company	Delaware
West Texas and Lubbock Railroad Company, Inc.	Texas – Not Active
Western Illinois Railway Company	Delaware – Not Active Dissolved 5/16/03
A & R Line, Inc.	Delaware
J. K. Line, Inc.	Delaware